Exhibit 10.12

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made as of the 3rd day of December, 2012 (the “Effective Date”) by and among BREF/BUSF Millenia Associates, LLC, a Delaware limited liability company (“Seller”), Trade Street Residential, Inc., a Maryland corporation (the “REIT”), and Trade Street Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”).

RECITALS

WHEREAS, the Seller owns all of the membership interests (the “Contributed Interests”) of Millenia 700, LLC, a Florida limited liability company (“Owner”); and

WHEREAS, Owner is the owner in fee simple of that certain real property located at 4150 Eastgate Dr., Orlando, Florida 32839 as more particularly described in Exhibit A attached hereto and incorporated herein by reference (together with all easements, licenses, covenants, and other rights appurtenant to the real property, and all right, title, and interest of Owner in and to any land lying in the bed of any street, road, avenue, or alley, open or closed, in front of, abutting, or adjoining the real property and to the center line thereof the “Land”), together with all buildings, structures, parking areas, sidewalks, landscaping and improvements located on the Land including, without limitation, that certain 297 unit apartment complex known as “The Estates at Millenia” (the “Improvements”), and the following tangible and intangible property (the “Personalty” and, together with the Land and the Improvements, the “Developed Property”):

(i) all furniture, fixtures, equipment, appliances, machinery, signage and other personal property and replacements thereof, which are now, or may hereafter prior to the Closing Date (as herein defined) be placed in, attached to, or used in connection with the management, operation, maintenance, or repair of the Developed Property and owned by Owner;

(ii) all of Owner’s right, title and interest in and to all leases, tenancy or occupancy agreements in and for all or any portion of the Developed Property (each a “Lease” and collectively, the “Leases”), together with all refundable security or other deposits and prepaid rents made or to be made pursuant to such Leases (the “Tenant Deposits”);

(iii) all licenses, permits, approvals, certificates of occupancy, and other approvals, including, without limitation, sewer rights and permits, issued in connection with the operation of all or any part of the Developed Property (collectively “Permits”);

(iv) all warranties, if any, issued by all manufacturers and contractors in connection with construction or installation of equipment included as part of the Developed Property;

(v) all development rights, density rights and allocations, air rights, entitlements, and similar rights related to the Developed Property;

(vi) all service, supply, security and maintenance contracts that relate to the Developed Property and its mechanical equipment, elevators, and other elements to be assigned to the Operating Partnership at Closing pursuant to the terms hereof;

(vii) all trade names, website domains, telephone numbers and general intangibles relating to the Developed Property along with advertising materials used in connection with the Developed Property; and

(viii) all architectural, mechanical, electrical, and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Land or the Improvements, marketing materials, and models of the Developed Property; and

WHEREAS, Owner is the owner in fee simple of that certain real property located on a 7-acre development site located at 4206 Eastgate Drive, Orlando, Florida known as Estates at Millenia Phase II, as more particularly described in Exhibit A attached hereto and incorporated herein by reference (together with all easements, licenses, covenants, and other rights appurtenant to the real property, and all right, title, and interest of Owner in and to any land lying in the bed of any street, road, avenue, or alley, open or closed, in front of, abutting, or adjoining the real property and to the center line thereof the “Development Property” and, together with the Developed Property, the “Property”); and

WHEREAS, the Developed Property is currently encumbered by a loan (the “Existing Loan”) with an outstanding balance of $29,075,657.59 as of December 3, 2012 held by Related UBC Opportunity Fund, LP (the “Lender”) under those certain documents evidencing or securing the Existing Loan (the “Existing Loan Documents”); and

WHEREAS, the Seller desires to contribute the Contributed Interests to the Operating Partnership, and the REIT desires to accept the contribution of the Contributed Interests on behalf of the Operating Partnership, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the contribution to the Operating Partnership of the Contributed Interests by the Seller, the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE CONTRIBUTION

1.1 Contribution of Contributed Interests. At the Closing (as defined below), the Seller will contribute and transfer the Contributed Interests to the Operating Partnership, and the REIT shall cause the Operating Partnership to accept transfer of the Contributed Interests, pursuant to the terms and subject to the conditions set forth in this Agreement. Except as otherwise set forth herein, the Contributed Interests shall be transferred to the Operating Partnership free and clear of all Liens, security interests, voting agreements, prior assignments or conveyances, or claims.

1.2 Consideration. The total consideration for the contribution of the Contributed Interests (the “Consideration”) to be paid on the Closing Date to the Seller shall be as follows:

(a) as consideration for the contribution of the Developed Property:

(A) $29,075,657.59 by wire delivery of funds through the Federal Reserve System to an account designated in writing by the Lender to pay off in full the Existing Loan (the “Loan Payoff Amount”) (it being acknowledged and agreed that in connection with the Closing, the Existing Loan is being assigned by the Existing Lender to NXT Capital, LLC (“New Lender”), as same may be amended as agreed to by the REIT, the Operating Partnership, Owner and the New Lender simultaneously with or after the Closing); and

(B) that number of shares of common stock of the REIT, $0.01 par value per share (the “Common Stock”), equal to $46,000,000.00 minus the Loan Payoff Amount, divided by $0.12 (which represents the mutually agreed upon per share value of the Common Stock of the REIT) (the “Issued Common Shares”).

(b) as consideration for the contribution of the Development Property:

(A) that number of shares of Class A preferred stock of the REIT, $0.01 par value per share (the “Preferred Stock”), equal to $10,000,000.00 divided by $100 (which represents the $100 liquidation preference per share of Preferred Stock ) (the “Initial Preferred Shares”).

(B) Upon receipt of the final certificate of occupancy for the Development Property, the REIT shall issue that additional number of shares of Preferred Stock equal to twenty percent (20%) of the Increase in Value (as hereinafter defined) divided by $100 (which represents the $100 liquidation preference per share of Preferred Stock ) (the “Additional Preferred Shares”). As used herein, “Increase in Value” shall mean the positive difference between (i) the appraised value of the Development Property, as reflected in a third party MAI-certified appraisal as of a date no more than ten (10) days prior to the date of issuance of the final certificate of occupancy for the Development Property, and (ii) the value of the Initial Preferred Shares and the Adjustment Preferred Shares (as defined below) plus the amount of debt encumbering the Development Property as of such date.

(c) On or before the fifteenth day following the Closing Date (the “Adjustment Date”), the REIT shall issue to the Seller that number of shares of Preferred Stock equal to the amount of Incurred Expenses (as hereinafter defined) divided by $100 (which represents the $100 liquidation preference per share of Preferred Stock) (the “Adjustment Preferred Shares” and, together with the Initial Preferred Shares and the Additional Preferred Shares, the “Issued Preferred Shares;” the Issued Preferred Shares and the Issued Common Shares are collectively referred to herein as the “Issued Shares”). As used herein, “Incurred Expenses” shall mean all impact fees, costs of plans, surveys, title policies, insurance, taxes, attorneys’ fees, soft costs and carrying costs incurred with respect to the Development Property prior to the Closing Date, as agreed upon by the parties on or prior to the Adjustment Date.

(d) The Issued Shares shall be subject to a contractual “lock-up period” during which the Seller may not transfer or sell the Issued Shares (other than transfers to (i) each of

BREF-Millenia, LLC (“BREF-Millenia”) and BUSF-Millenia, LLC (“BUSF-Millenia”, and together with BREF-Millenia, the “JV Partners”), the Seller’s members, (ii) the BCOM Real Estate Fund, LLC Liquidating Trust, a Delaware statutory trust, on its own behalf and on behalf of the BREF Millenia Property Liquidating Series Trust, the sole member of BREF-Millenia (the “BREF Liquidating Trust”), (iii) the Trade Street Property Fund I, LP Liquidating Trust, a Delaware statutory trust, on its own behalf and on behalf of the TSPF Millenia Property Liquidating Series Trust, the sole member of BUSF-Millenia (the “TSPF Liquidating Trust” and together with BREF Liquidating Trust, the “Liquidating Trusts”), and (iv) the Liquidating Trusts’ respective beneficiaries, all of whom shall be subject to the lock-up period), which lock-up period shall expire six (6) months following the Closing (the “Lock-Up Period”).

ARTICLE II

TITLE AND SURVEY

2.1 Title. At or prior to the Closing, the Seller shall deliver to the REIT true, complete and correct copies of all deeds, title reports, title insurance policies and surveys for the Property. The REIT shall obtain, at the REIT’s cost and expense, an ALTA survey of the Property (the “Survey”). At or prior to the Closing, the Seller shall deliver to the REIT a title insurance commitment (the “Title Commitment”) from First American Title Insurance Company (the “Title Company”).

2.2 Mandatory Removal Items. The Seller shall remove of record at or prior to Closing all matters affecting title to the Property other than the Permitted Exceptions, including without limitation (i) any easements or rights of way with respect to the Property granted by the Seller after the Effective Date entered without the REIT’s prior written approval, which approval shall not be unreasonably withheld or delayed, (ii) liquidated final non-appealable liens or judgments affecting the Property, (iii) any mortgage or other security interest affecting the Property, or (iv) any mechanic’s or materialman’s lien and any judgment docketed against the Property. “Permitted Exceptions” shall mean all matters reflected on the existing title policy, the Title Commitment or the Survey.

2.3 Affidavits. The Seller shall execute and deliver (i) such affidavits, indemnities, and other similar type instruments as are reasonably required by Title Company for the elimination of any standard or printed exceptions in the REIT’s final endorsement to the existing title policy, including, without limitation, the exception for unfiled mechanics’ liens and the “gap”, (ii) an affidavit of no change to survey, or similar affidavit, if required by the Title Company to remove any standard survey exception, and (iii) a Non-Imputation Full Equity Transfer endorsement or “Fairways” endorsement, or similar affidavits, reasonably required by and acceptable to the Title Company and the REIT (collectively, the “Title Affidavits”).

ARTICLE III

CLOSING

3.1 Time and Place of Closing. The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at a mutually agreeable location no later than 1:00 p.m. EST on December 3, 2012, unless extended by mutual agreement of the parties (the “Closing Date”).

3.2 Closing Deliveries.

(a) Deliveries of the Seller. At the Closing, the Seller shall deliver the following to the REIT and the Operating Partnership, as applicable, in addition to all other documents and instruments reasonably necessary to consummate the transactions described herein:

(A) Assignment and Assumption Agreement for Contributed Interests. The Assignment and Assumption Agreement for Contributed Interests substantially in the form of Exhibit B attached hereto (the “Contributed Interests Assignment”) executed by Seller with respect to the Contributed Interests.

(B) Payoff Statement. A payoff statement from the Lender showing that all obligations and liabilities with respect to the Existing Loan will be paid off at Closing and that neither the REIT nor the Operating Partnership shall have any remaining obligation or liability thereunder.

(C) FIRPTA Certificate. An affidavit properly executed by the Seller certifying pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) that neither the Seller, nor any of its respective beneficiaries, is a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder).

(D) Resolutions. Certified copies of resolutions authorizing the execution, delivery and performance by Seller of this Agreement, any related documents and the relevant documents listed in this Section 3.2(a).

(E) Rent Roll. An updated, certified Rent Roll dated no earlier than three (3) business days prior to the Closing Date.

(F) Other Documents. Such other consents, approvals, authority documents, resolutions, affidavits, estoppel certificates, and other instruments and documents as may be reasonably required by the REIT or the Title Company prior to Closing.

(G) Further Assurances. The Seller agrees that it will, upon reasonable notice and request of the REIT and from time to time after the Closing Date, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better assignment, transfer and granting of the Contributed Interests to the Operating Partnership, its successors or assigns, but nothing in this Section 3.2(a)(G) obligates the Seller to incur any liability beyond that set forth elsewhere in this Agreement.

The receipt of any or all of the foregoing documents may be waived by the REIT (on its own behalf and on behalf of the Operating Partnership) in its sole and absolute discretion.

(b) The REIT’s and/or the Operating Partnership’s Deliveries. At or prior to the Closing, the REIT and/or the Operating Partnership, as applicable, shall deliver the following to the Seller, in addition to all other documents and instruments reasonably necessary to consummate the transactions described herein:

(A) Transaction Consideration. The Consideration described in Section 1.2 hereof.

(B) Assignment and Assumption Agreement for Contributed Interests. The Contributed Interests Assignment executed by the Operating Partnership.

(C) Resolutions of the REIT and the Operating Partnership. Certified copy of resolutions of the board of directors of the REIT (the “REIT Board”) authorizing the execution, delivery and performance by the REIT and the Operating Partnership of this Agreement, the transactions contemplated hereby, any related documents and the documents listed in this Section 3.2(b).

(D) Other Documents. Such other consents, approvals, authority documents, resolutions, affidavits, estoppel certificates, and other instruments and documents as may be reasonably required by the Seller prior to Closing.

(E) Further Assurances. The REIT and the Operating Partnership agree that they will, upon reasonable notice and request of the Seller (or any of its Affiliates including the Liquidating Trusts) and from time to time after the Closing Date, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better assignment, transfer and granting of the Contributed Interests to the Operating Partnership, its successors or assigns, but nothing in this Section 3.2(b) obligates the REIT or the Operating Partnership to incur any liability beyond that set forth elsewhere in this Agreement.

The receipt of any or all of the foregoing documents may be waived by the Seller in its sole and absolute discretion.

3.3 Satisfaction of Conditions. Each of the Seller, the REIT and the Operating Partnership hereby covenants that it shall: (A) use commercially reasonable efforts and diligence in order to satisfy all of the conditions to Closing applicable to such party as set forth herein, and (B) cooperate and assist the other party’s efforts to satisfy all of the conditions set forth herein; and no party shall have any obligation to consummate the Closing hereunder unless and until such conditions have been satisfied or waived by such party in writing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations by the REIT and the Operating Partnership. The REIT and the Operating Partnership, jointly and severally, represent and warrant to the Seller that, except as disclosed on a schedule of exceptions prepared by the REIT, which shall consist of numbered paragraphs corresponding to the subsections in this Section 4.1 to which such exceptions apply (the “REIT Disclosure Schedule”), the following statements are true, correct, and complete as of the date hereof. The REIT Disclosure Schedule is incorporated herein by reference and expressly made a part hereof.

(a) Organization; Authority. The REIT is duly incorporated, validly existing, and in good standing under the laws of the State of Maryland, and has full right, power, and authority to enter into this Agreement and each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its properties and assets and to carry out its business. The Operating Partnership is duly organized as a limited partnership and validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to enter into this Agreement and each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry out its business.

(b) Due Authorization. The execution and delivery of this Agreement and the performance by the REIT and the Operating Partnership of their respective obligations hereunder have been, or will be prior to the Closing Date, duly authorized by all requisite action of the REIT and the Operating Partnership and require no further action or approval of the REIT’s Board or stockholders or of any other individuals or entities. No vote by or approval of the holders of the outstanding Common Stock is required in order for the REIT and the Operating Partnership to consummate the transactions described in this Agreement. This Agreement constitutes the legal and binding obligations of the REIT and the Operating Partnership, respectively, enforceable according to its terms, subject to applicable bankruptcy, moratorium, receivership and other laws affecting the rights of creditors and to general principles of equity.

(c) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the REIT or the Operating Partnership has resulted, or will result, in any violation of any Applicable Law, or default under, or result in the acceleration of, any obligation under any existing articles of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, Lien, agreement, note, contract, permit, judgment, decree, order, restrictive covenant or other obligation binding upon or applicable to the REIT or the Operating Partnership, or their respective assets.

(d) Capitalization. The authorized, issued and outstanding Common Stock of the REIT and the partnership interests in the Operating Partnership are as set forth in paragraph 4.1(d) of the REIT Disclosure Schedule. All shares of Common Stock have been offered, issued and sold in compliance with all applicable securities laws. All of the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any stockholder of the REIT. Except as disclosed in paragraph 4.1(d) of the REIT Disclosure Schedule, (i) other than with respect to the outstanding units of limited partnership interest of the Operating Partnership, there are no outstanding securities convertible into, redeemable or exchangeable for any shares of Common Stock of the REIT; and (ii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the REIT or the Operating Partnership. Except as listed in paragraph 4.1(d) of the REIT Disclosure Schedule, there are no outstanding obligations of the REIT or the Operating Partnership (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sales, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or anti-dilutive rights with respect to any shares of Common Stock, or other equity interests in the REIT or the Operating Partnership.

The transactions contemplated hereby will not give rise to any of the following in favor of any equity holder of the REIT or the Operating Partnership, or any other third party: any consent right, appraisal right, redemption right or any right to payment whatsoever under law, judgment, governing document or agreement.

(e) Authorization of Issued Shares. Prior to the Closing Date, the Issued Shares will have been duly authorized for issuance to the Seller pursuant to this Agreement, and, when issued and delivered by the REIT to the Seller pursuant to this Agreement, will be validly issued and fully paid and non-assessable, and free of Liens, claims and security interests. The issuance of the Issued Shares is not subject to any preemptive or other similar rights of any stockholder of the REIT.

(f) Litigation. Except as listed in paragraph 4.1(f) of the REIT Disclosure Schedule, there is no litigation, action, suit, arbitration, investigation or proceeding, pending or, to the REIT’s Knowledge, threatened, against or affecting the REIT or the Operating Partnership, or any of their respective officers, directors, employees, members, partners or other persons who may have a right to indemnification by the REIT or the Operating Partnership, whether by contract, statute, or otherwise, in any court or before any arbitrator or before any federal, state, municipal, or other Governmental Authority, which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of the REIT or the Operating Partnership, or (C) could materially and adversely affect the ability of the REIT or the Operating Partnership to perform their respective obligations hereunder, or under any document to be delivered pursuant hereto.

(g) Brokerage. The REIT has not engaged the services of any broker, finder or other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the contribution of the Contributed Interests.

(h) Investment Company Act of 1940. Neither the REIT nor the Operating Partnership is required to be registered as an investment company under the Investment Company Act of 1940.

(i) Exclusive Representations. Except as expressly set forth in this Section 4.1, the REIT and the Operating Partnership make no representation or warranty of any kind, express or implied, in connection with the REIT or the Operating Partnership, and the Seller acknowledges that it has not relied upon any other such representation or warranty.

4.2 Representations by the Seller. The Seller, on behalf of itself and the Owner, represents and warrants to the REIT and the Operating Partnership that, except as disclosed on a schedule of exceptions prepared by the Seller, which shall consist of numbered paragraphs corresponding to the subsection of this Section 4.2 to which such exceptions apply (the “Seller’s Disclosure Schedule”), each and every one of the following statements is true, correct, and complete as of the date hereof. The Seller’s Disclosure Schedule is incorporated herein by reference and expressly made a part hereof.

(a) Organization; Authority. The Seller is duly formed, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its properties and assets and to carry out its business. The Owner is duly formed, validly existing, and in good standing under the laws of the State of Florida, and has full right, power, and authority to enter into this Agreement and each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its properties and assets and to carry out its business.

(b) Due Authorization. The execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder have been duly authorized by all requisite action and require no further action or approval. This Agreement constitutes the legal and binding obligations of the Seller, enforceable according to its terms, subject to applicable bankruptcy, moratorium, receivership and other laws affecting the rights of creditors and to general principles of equity.

(c) Noncontravention. Subject to payment of the Loan Payoff Amount, neither the entry into nor the performance of, or compliance with, this Agreement by the Seller has resulted, or will result, in any violation of any Applicable Law, or default under, or result in the acceleration of, any obligation under any existing certificate of formation, operating agreement, regulations, Lien, agreement, note, contract, permit, judgment, decree, order, restrictive covenant or other obligation binding upon or applicable to the Seller or its assets.

(d) Litigation. There is no action, suit, or proceeding, pending or, to Seller’s Knowledge, threatened, against or affecting Seller in any court or before any arbitrator or before any federal, state, municipal, or other Governmental Authority which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially and adversely affect the business, financial position, or results of operations of the Seller or the Owner, or (C) could materially and adversely affect the ability of the Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

(e) No Bankruptcy, Insolvency or Tax Liens.

(A) No bankruptcy, insolvency, rearrangement or similar action involving the Seller or the Owner, whether voluntary or involuntary, is pending or threatened, and neither the Seller nor the Owner has ever:

(i)	filed a voluntary petition in bankruptcy;

(ii)	been adjudicated a bankrupt or insolvent or filed a petition or action seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act or any other laws;

(iii)	sought or acquiesced in the appointment or any trustee, receiver or liquidator of all or any substantial part of its properties, the Land and Improvements, Personalty or any portion thereof, or

(iv)	made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts generally as the same become due.

(B) There are no due but unpaid income or property taxes of the Seller or the Owner which constitute a lien against the Property.

(f) Compliance with Applicable Law. There are no violations of any law, municipal or other governmental ordinances, orders, rules, regulations, or requirements (including without limitation environmental matters) (“Applicable Laws”), or of any restrictive covenants against or affecting the Seller, the Owner or the Property (or any part thereof), nor are the Seller or the Owner aware of any facts which might result in any such violation. Subject to payment of the Loan Payoff Amount, the execution of this Agreement by the Seller, and the consummation of the transaction described herein, does not and will not cause the Seller or the Owner to be in violation of any Applicable Law or of any agreement or contract to which the Seller or the Owner is a party or result in an imposition of a penalty or monetary obligation on the Seller or the Owner.

(g) Condemnation. There are no pending or contemplated condemnation proceedings affecting the Property or any part thereof, nor is the Seller or the Owner aware of any such contemplated proceedings. Neither the Seller nor the Owner has made any commitment to any Governmental Authority or to any homeowner or homeowners’ association, or to any third party to dedicate or grant any portion of the Property for roads, easements, rights-of-way, park lands, or for any other public purposes, to construct any recreational facilities, to impose any restrictions, or incur any other expense or obligation relating to the Property.

(h) Liens. There are no claims for labor, services, profit, or material furnished for constructing, repairing, or improving the Improvements, nor does the Seller or the Owner anticipate any such claims, except in the normal course of business, which will be paid as of the Closing Date. No liens or conditional sales contracts have been filed. No petitions, actions, or suits to establish or enforce any such liens have been filed, nor have the Seller or the Owner received any notice of any intention to do so.

(i) Title and Related Matters.

(A) Owner has good and marketable fee simple title to the Property free and clear of all liens except for those set forth on the title insurance policy as referenced in Section 2.1. The Seller has no Knowledge of any agreements, documents or instruments which are not recorded among the land records but which affect the title to the Property.

(B) The Property is supplied with such utilities as are necessary for the operation of the Property as currently operated, and each of the Seller and the Owner has no Knowledge of any future plans by any utility provider to curtail or eliminate any utilities currently serving the Property. All utility bills and deposits required by any utility provider to the extent due and payable have been paid by Owner.

(C) The Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent and insurable easement benefiting the Property, and neither the Seller nor the Owner has Knowledge of, nor has either received notice that alleges any breach or default under any instrument creating any such easement or attempting to terminate or revoke such easement.

(D) To the Seller’s Knowledge, there are no pending rezoning or other pending land use actions affecting the Property or any properties in the immediate vicinity of the Property. Neither the Seller nor the Owner has received written notice of or has Knowledge of any threatened or contemplated rezoning or other land use actions affecting or which will affect the Property. The current use of the Property is lawfully permitted either as a currently conforming use or as a fully legally “grandfathered use”, and the Seller has no Knowledge of any violation of any laws relating to the zoning, land use, building codes or other similar requirements.

(j) Environmental Matters. Neither the Seller nor the Owner has ordered or received, and does not possess, any environmental reports other than those listed in Exhibit C attached hereto, copies of which have been delivered or otherwise been made available to the REIT. There is no presence of any hazardous materials, hazardous substances, toxic substances, or wastes (as defined in or regulated by any federal, state, or local laws, statutes, ordinances, or regulations or Applicable Law) on, under, in, at, or emanating from the Property nor, to the Seller’s Knowledge, has the Property ever been used for industrial purposes or for the storage, treatment, or disposal of any hazardous materials, hazardous substances, toxic substances, or wastes, nor has the Property ever been listed by any Governmental Authority as containing any oil, hazardous waste, hazardous substance, hazardous material, chemical waste, or other toxic substance.

(k) Contracts. Exhibit D attached hereto contains a complete and accurate description of all service, equipment, supply, maintenance, and other contracts and agreements (the “Contracts”) relating to the Property as of the Effective Date, except (i) Leases and (ii) Contracts which obligate Seller to incur less than $5,000 annually. The Owner has performed all of its material obligations under the Contracts and neither the Owner nor, to the Knowledge of Seller, the other parties to any of the Contracts is in default thereunder.

(l) Rent Roll. Attached hereto as Exhibit E is a rent roll (the “Rent Roll”) which is true and correct in all material respects and each Lease is valid and subsisting, in full force and effect and has not been amended, modified or supplemented in any material respect. Owner has performed all of its material obligations under the Leases.

(m) Insurance. Owner has in full force and effect fire, extended risk, and liability insurance policies covering the Property for the full replacement cost thereof, together with 12 months of rent loss insurance. Owner has not received from any insurance company carrying insurance or that has carried insurance, on the Property any notice of defect or inadequacy in connection with the Property or its operation.

(n) Licenses and Permits. All required certificates of occupancy for the Developed Property and for separately demised spaces at the Developed Property, and all other licenses, permits, authorizations, and approvals necessary for the operation of the Property or other facilities of the Property have been validly issued and are in good standing and will remain so upon consummation of Closing, except for those that would not result in Material Adverse Effect. All charges and fees related thereto have been paid in full.

(o) Development Rights. Neither the Seller nor the Owner has conveyed or restricted or agreed to convey or restrict, and, to Seller’s Knowledge, no prior owner of the Property has conveyed or restricted, any development rights, density rights, air rights, or easements for light or air to the Property.

(p) Obligations. Owner has not failed to perform or to have performed any obligations owing or owed to any Governmental Authority or private party pursuant to any easement or other agreements relating to the construction, management, or operation of the Property or to any on-site or off-site improvements which Owner’s failure to perform would cause any such obligations to be imposed on the REIT or the Operating Partnership following the Closing.

(q) OFAC. Neither the Seller, nor any of its beneficiaries, nor any person or entity that, to the Seller’s Knowledge, directly owns more than a 10% beneficial interest in it, is a Person with whom U.S. Persons are restricted from doing business under regulations of OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under the Executive Order, and no such Person is included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship or services of any kind to, or otherwise knowingly associated with any of the Persons referred to or described in the Executive Order, or banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC.

(r) ERISA. No pension, retirement, profit-sharing or similar plan or fund, ERISA-qualified or otherwise, has been established by or on behalf of the Seller or the Owner with respect to the operation and/or management or the Property and neither the Seller nor the Owner has any liabilities for pension or retirement payments with respect to the operation and/or management of the Property.

(s) No Employees. Neither the Seller nor Owner has or has ever had any employees.

(t) Parties In Possession. There are no parties in possession of any portion of the Property as lessees, tenants at sufferance, trespassers or otherwise, and no party has been granted a license or lease or other right pertaining to the use or possession of the Property other than the tenants under the Leases. There are no options, purchase contracts, leases or other agreements of any kind or nature written or oral, whereunder or whereby any party has or could claim or assert any right, title or interest in and to the Property or any part thereof.

(u) Property Information. The Property Information, including without limitation any operating statements and other financial information related to the Property, delivered in writing to the REIT in accordance with the terms hereof are true, complete and correct in all material respects.

(v) Tax Matters. There are no pending real estate tax contests pertaining to the Property and there are no delinquent real estate taxes due and owing. Owner is not a party to any tax-sharing agreement, or similar agreement (whether express or implied) including any terminated agreement, as to which it could have any continuing liabilities. Owner has filed or obtained timely extensions to file all tax returns which are required to be filed prior to the Effective Date, and such filed returns were true, complete and correct in all material respects. Owner has paid all taxes that were due and owed. The tax returns filed reflected all taxes due and payable by the Owner with respect to the periods covered thereby and the Owner has no liabilities for taxes with respect to such periods. Neither the Seller nor Owner has taken any action other than in accordance with past practices that would have the effect of deferring any liability for taxes of the Owner from any period ending on or before Closing to any period ending after Closing. Neither the Seller nor Owner has applied for a ruling related to taxes attributable to the Property from any taxing authority or entered into any closing agreement with any taxing authority. Owner is disregarded as an entity separate from the Seller for purposes of all income taxes.

(w) Ownership of Owner. The Seller owns the Contributed Interests, which represents all of the limited liability company interests of Owner, and Owner has not issued any options to acquire its limited liability company interests or made any other commitments to any person to issue its limited liability company interests under any circumstances. There are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Contributed Interests. The Contributed Interests are validly issued, fully paid and nonassessable. Subject to payment of the Loan Payoff Amount, Seller has the right and power to transfer and assign Contributed Interests free and clear of all liens, encumbrances, restrictions, claims, pledges or security interests or charges or interests of any kind, whether voluntarily incurred or arising by operation of law or otherwise. Upon the transfer of the Contributed Interests to the Operating Partnership, the Operating Partnership will have good, valid and marketable title to the Contributed Interests, free and clear of all liens, encumbrances, restrictions, claims, pledges, security interests, charges or interests of any kind, whether voluntarily incurred or arising by operation of law or otherwise.

(x) Business of the Owner. The sole business of the Owner has always been and is presently ownership and rental of the Property and it has never conducted nor presently conducts any other business.

(y) Liabilities. As of the Closing Date, there will be no liabilities or obligations of any nature of the Owner (whether accrued, absolute, contingent or otherwise and whether due or to become due), except for the Existing Loan secured by the Property, obligations of the Owner under the Leases and obligations of the Owner under the Contracts.

(z) Representations and Warranties Respecting the Securities Act of 1933, as amended (the “Securities Act”).

(A) Accredited Investors. Seller is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act.

(B) Purchase Entirely for Own Account. Except as set forth in Section 8.1 hereof, Seller hereby confirms that the Issued Shares to be acquired by it will be acquired for its own account, for investment purposes only, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that they have no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, the Seller may distribute the Issued Shares owned by them to the JV Partners, which may in turn distribute the Issued Shares to their respective members, which are the Liquidating Trusts, which may in turn distribute the Issued Shares to their respective beneficiaries, each of whom is an accredited investor that has no present intention of selling, granting any participation in or otherwise distributing the Issued Shares received thereby. Except as set forth in Section 8.1 hereof, by executing this Agreement, the Seller further represent that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Issued Shares.

(C) Disclosure of Information. The Seller has had an opportunity to discuss the REIT’s business, management, financial affairs and the terms and conditions of the placement of the Issued Shares with the REIT.

(D) Restricted Securities. The Seller understands that the Issued Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein. The Seller understands that the Issued Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, and subject to the exceptions for distributions as provided herein, it must hold the Issued Shares indefinitely unless they are registered and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Issued Shares, and on requirements relating to the REIT which are outside of its control, and which the REIT is under no obligation and may not be able to satisfy.

(E) No Public Market. The Seller understands that no public market now exists for the Issued Shares, and that the REIT has made no assurances that a public market will ever exist for the Issued Shares.

(F) Legends. The Seller understands that the Issued Shares may bear one or all of the following legends:

(a)	“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE

SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)	The legend set forth in, or required by, Section 10 of the REIT’s Articles of Amendment and Restatement.

(aa) Existing Loan. Owner is in compliance in all material respects with the Existing Loan Documents and there is no monetary or material non-monetary default (beyond applicable notice and cure periods) by any party under any of the Existing Loan Documents, except where such default would not have a Material Adverse Effect. True and correct copies of the Existing Loan Documents have been made available to the REIT.

(bb) Brokerage. Neither the Seller nor the Owner has engaged the services of any broker, finder or other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.

(cc) Exclusive Representations. Except as expressly set forth in this Section 4.2, the Seller makes no representation or warranty of any kind, express or implied, in connection with all or any of the Contributed Interests, the Owner or the Property, and the REIT and the Operating Partnership acknowledge that they have not relied upon any other such representation or warranty.

ARTICLE V

COVENANTS

5.1 Covenants of the REIT.

(a) Waiver of Ownership Limitation; Approval of Acquisition. Subject to the submission by the Seller (or any of its Affiliates) of an ownership limit waiver request in form and substance reasonably satisfactory to the REIT Board, the REIT Board shall, except to the extent that such action would adversely affect the REIT’s REIT status, take such action as is reasonably necessary to waive any limitation, whether under the REIT’s charter, bylaws or the Maryland General Corporation Law (“MGCL”), on Seller’s ownership (or in the case of permitted distributions hereunder, any Affiliates’ ownership) of the Issued Shares and otherwise permit the Seller (or its Affiliates) to hold, vote and otherwise enjoy all incidents of ownership with respect to the Issued Shares, as applicable.

5.2 Covenants of the Seller.

(a) Rule 3-14 Audit. For a period of one year following the Closing Date, Seller agrees to provide to the REIT and the REIT’s accountants such information (including, without limitation, bank statements, rent rolls and property-level accounting records) reasonably requested by the REIT for the purpose of preparing a property-level Statement of Revenues and

Certain Expenses (“Rule 3-14 Financials”) as required by Rule 3-14 of Securities and Exchange Commission Regulation S-X and sufficient to support an audit opinion by an independent accounting firm with respect to the Rule 3-14 Financials; provided, that Seller shall not be required to incur any third party costs or expenses in connection therewith nor shall the Seller be required to make any representations or warranties with respect to such information beyond a customary representation letter reasonably requested by any accounting firm engaged by the REIT to deliver its auditors report with respect to the Rule 3-14 Financials.

ARTICLE VI

PRORATIONS AND CLOSING COSTS

All matters involving prorations or adjustments and payments of closing costs to be made in connection with Closing and not specifically provided for in some other provision of this Agreement will be settled in cash between the REIT and the Seller on or prior to the Adjustment Date and reflected in a settlement statement agreed upon in writing by the REIT and the Seller:

6.1 Prorations. Except as otherwise set forth herein, all items to be prorated pursuant to this Article VI will be prorated as of midnight of the day immediately preceding the Closing Date with the Operating Partnership to be treated as the owner of the Property, for purposes of prorations of income and expenses, on and after the Closing Date.

6.2 Taxes. Real estate personal property taxes and assessments for the year in which Closing is held will be prorated on the basis of a three hundred sixty-five (365) day year. Any real estate taxes will be adjusted according to the certificate of taxes issued by the appropriate authorities of the appropriate jurisdiction. Assessments for improvements, if any, completed prior to the Closing Date, whether assessment therefor has been levied or not, will be paid by the Seller or allowance made therefor at the time of Closing. If, at the time of Closing, the Property or any part thereof is or has been affected by assessments that are or may become payable in annual installments or are then a charge or lien, then for purposes of this Agreement all the unpaid installments of those assessments, including those which are to become due and payable after Closing, will be considered to be due and payable and to be liens upon the Property, and must be paid and discharged by the Seller at or as promptly as practicable after the Closing. The foregoing apportionments and adjustments will be performed on or prior to the Adjustment Date and will be settled in cash at such time. The Seller and the REIT agree to cooperate and use commercially reasonable efforts to make any such adjustments as soon as may be practicable. Real estate and personal property taxes and assessments for all years prior to year in which Closing is held will be paid by the Seller at or prior to Closing. All real estate taxes imposed because of a change of use of the Property prior to Closing shall be the responsibility and obligation of the Seller.

6.3 Insurance. There will be proration of the Owner’s insurance premiums or assignment of the Owner’s insurance policies and the Owner will not cancel any of the existing policies as of consummation of the Closing unless directed to do so by the REIT in writing prior to the Closing Date.

6.4 Utilities. Prior to or as promptly as practicable after the Closing, the REIT and the Seller shall notify all public and private utilities providing services to the Property of the prospective change in ownership and direct that all future billings, to the extent tenants under the Leases are not billed directly, be made to the REIT or its designee, at a specified address, with no interruption of service.

6.5 Operating Costs. The REIT and the Seller hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water and other utility bills, trash removal bills, heating or other fuel, janitorial and maintenance service bills, and all other operating expenses relating to the Property and allocable to the period prior to the Closing Date to the extent not paid directly by tenants under the Leases will be determined and paid by the Seller before Closing, if possible, or will be performed on or prior to the Adjustment Date and will be settled in cash at such time. The Seller shall attempt to have all utility meters read as of or as promptly as practicable after the Closing Date. The Seller shall further attempt to obtain from the provider of the same all other service statements and bills of account for any items not paid directly by tenants under the Leases.

6.6 Rents. Rents collected by the Seller prior to Closing will be prorated as of the Closing Date. During the period after Closing, the REIT shall deliver to the Seller any and all rents accrued but uncollected as of the Closing Date to the extent subsequently collected by the REIT; provided, however, the REIT shall apply rents received after Closing (net of any collection fees or expenses) first, to delinquent rents as of the Closing, second, to rents attributable to any period after the Closing that are past due on the date of receipt, and thereafter, to payment of current rent then due. The Seller will not have the right to sue to collect any rents past due as of the Closing Date; provided that the REIT shall use reasonable efforts to pursue claims for such amounts. Except for payments due to Seller as contemplated in this Section 6.6, all payments by tenants under the Leases, on account of rent or otherwise, received by the Seller after the Closing Date, whether attributable to the period prior to or after the Closing Date, will be deemed to be held in trust by the Seller for the REIT and will be endorsed to the REIT and paid over to the REIT (without deposit into the Seller’s account) within five (5) business days of receipt thereof by the Seller.

6.7 Tenant Deposits and Prepaid Rent. All Tenant Deposits paid or required to be paid by tenants under the Leases and prepaid rents paid by such tenants, together with any interest thereon, if any, shall be assigned and transferred or credited to the REIT at Closing.

6.8 Closing Costs. All transfer and recordation taxes and expenses, and any state or county documentary stamps or transfer taxes on the deed, escrow fees, title insurance premiums (including endorsements), and survey costs will be paid by the REIT. All costs incurred to repay any liens on the Property will be paid by the Seller within fifteen (15) days of the Closing Date. The REIT will also pay all other customary expenses incurred by a purchaser of real estate due or incurred in connection with the transaction. Each party is responsible for its own attorneys’ fees.

6.9 Survival. The provisions of this Article VI will survive Closing.

ARTICLE VII

SURVIVAL; INDEMNIFICATION

7.1 Survival of Representations and Warranties; Remedy for Breach.

(a) All representations and warranties of the parties hereto contained in this Agreement or in any schedule, exhibit, certificate or affidavit delivered pursuant to this Agreement shall survive the Closing for one (1) year; provided, that the (i) REIT’s and the Operating Partnership’s representations and warranties set forth in Sections 4.1(a) through 4.1(e), and (ii) Seller’s representations and warranties set forth in Section 4.2(a), (b), (c), (i), (j), (w) and (z) shall survive until the earlier of (x) the applicable statute of limitations and (y) indefinitely.

7.2 Indemnification.

(a) From and after the Closing Date, the Seller shall indemnify, hold harmless and defend the REIT, its subsidiaries and Affiliates, and their respective officers, directors, agents, employees and representatives (each, a “Buyer Indemnified Party” and, collectively, the “Buyer Indemnified Parties”) from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) asserted against, imposed upon or incurred by the Buyer Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the Seller contained in this Agreement, or in any schedule, exhibit, certificate or affidavit delivered by the Seller pursuant thereto.

(b) The Seller also shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Buyer Indemnified Parties to the extent resulting from an unrelated third-party claim relating to the Contributed Interests arising from matters that occurred prior to Closing Date.

(c) From and after the Closing Date, the REIT shall indemnify, hold harmless and defend the Seller and its Affiliates, and their respective officers, directors, agents, employees and representatives (each, a “Seller Indemnified Party” and, collectively, the “Seller Indemnified Parties”, and each of Buyer Indemnified Parties and Seller Indemnified Parties, an “Indemnified Party”) from and against any and all Losses asserted against, imposed upon or incurred by any Seller Indemnified Party, to the extent resulting from any breach of a representation, warranty or covenant of the REIT or the Operating Partnership contained in this Agreement, or in any schedule, exhibit, certificate or affidavit delivered by the REIT or the Operating Partnership pursuant thereto.

(d) The REIT also shall indemnify and hold harmless the Seller Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Seller Indemnified Parties to the extent resulting from an unrelated third-party claim, including, without limitation, with respect to the Existing Loan which shall be assumed by the New Lender in connection with the Closing, relating to the Contributed Interests arising from matters that occurred on or after the Closing Date.

(e) Notwithstanding anything to the contrary herein, neither the Seller nor the REIT or the Operating Partnership shall be required to pay any amounts pursuant to this Section 7.2 unless and until the aggregate of all Losses by the Buyer Indemnified Parties or the Seller Indemnified Parties, respectively, exceeds $100,000 in the aggregate; provided, that the maximum amount of all monetary Losses subject to indemnification by the Seller or the REIT and the Operating Partnership shall not exceed the value of the Consideration. Notwithstanding the foregoing, the abovementioned limitations shall not apply to any Losses resulting from the Seller’s breach of the Seller’s representations and warranties set forth in Section 4.2(a), (b), (c), (i), (j), (w) and (z) or the REIT’s and the Operating Partnership’s representations and warranties set forth in Sections 4.1(a) through 4.1(e).

(f) The indemnification afforded by this Section 7.2 shall be the sole and exclusive remedy against the Seller and the REIT (or any of their respective Affiliates) for any and all Losses of any Indemnified Party in respect of the matters arising out of this Agreement.

7.3 Notice of Claims. As soon as reasonably practicable after receipt by an Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article, the Indemnified Party shall give written notice thereof to the indemnifying party; provided that failure to give notice to the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Indemnified Party, unless, and only to the extent that, such failure (a) shall have caused prejudice to the defense of such claim or (b) shall have materially increased the costs or potential liability of the indemnifying party by reason of the inability or failure of the indemnifying party (due to such lack of prompt notice) to be involved in any investigations or negotiations regarding any such claim. Such notice shall describe in reasonable detail the facts known to such Indemnified Party giving rise to such claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by law, such Indemnified Party shall deliver to the indemnifying party, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents received by such Indemnified Party relating to such claim.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Acknowledgment with Respect to Transfer of Issued Shares. The REIT acknowledges that the Seller intends to eventually distribute the Issued Shares to the JV Partners, which in turn intend to distribute to the Liquidating Trusts, which in turn intend to distribute their respective beneficiaries, which distributions the REIT acknowledges shall not be restricted in any manner by this Agreement; provided, however, any such subsequent transferee shall be subject to the Lock-Up Period.

8.2 Notices. All notices, demands, requests, consents and waivers under this Agreement shall be in writing, shall refer to this Agreement and shall be (i) delivered personally, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent via overnight delivery by a nationally recognized overnight delivery service, (iv) sent by facsimile during normal business hours with a confirmation copy delivered by another method permitted by this Section 8.2 other than electronic mail, or (v) sent by electronic mail during normal business hours with a confirmation copy delivered by another method permitted by this Section 8.2 other than facsimile, addressed as set forth below. If delivered personally, any notice shall be deemed to have been given on the earlier to occur of the date of delivery or the date on which delivery was refused. If mailed, any notice shall be deemed to have been given on the earlier to occur on the date of delivery or the third (3rd) business day after such notice has been deposited in the U.S. mail in accordance with this Section 8.2. If sent by overnight courier, any notice shall be deemed to have been given on the first (1st) business day after the date following the date such notice was delivered to or picked up by the courier. If sent by facsimile, any notice shall be effective upon the transmission to the phone number designated as the recipient’s facsimile phone number below. If sent by electronic mail, any notice shall be effective upon the entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail address set forth below. Copies of all notices shall be given in accordance with the above as follows:

the REIT and the Operating Partnership:

Trade Street Residential, Inc.

Attention: Greg Baumann

19950 W. Country Club Drive, Suite 800

Aventura, Florida 33180

Fax No.: (786) 248-3679

Email: gbaumann@trade-street.com

with a copy to (which shall not constitute notice):

Bass, Berry & Sims PLC

Attention: John A. Good

100 Peabody Place, Suite 900

Memphis, Tennessee 38103

Fax No.: 888.543.4644

Email: jgood@bassberry.com

Seller:

BREF/BUSF Millenia Associates, LLC

Attention: Michael Jay Fellner

541 Cypress Pointe Drive West

Pembroke Pines, Florida 33027

Email: thefellnergroup@aol.com

with a copy to (which shall not constitute notice):

Greenspoon Marder, P.A.

Trade Centre South

100 West Cypress Creek Road, Suite 700

Fort Lauderdale, Florida 33309

Attention: Michael H. Krul

Fax No.: (954) 333-4006

Email: michael.krul@gmlaw.com

Any address or name specified above may be changed by a notice given by the addressee to the other party.

8.3 Entire Agreement. This Agreement, the schedules, exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to, or modification of, any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

8.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement binding upon the parties, notwithstanding that all the parties are not signatories to the same counterpart. In order to facilitate the agreements contemplated by this Agreement, signatures transmitted by facsimile machine or signatures transmitted via e-email in a “PDF” format may be used in place of original signatures on this Agreement. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Agreement, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives and defenses to the enforcement of this Agreement based upon the form of signature.

8.6 Headings. Headings of the articles and sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

8.7 Incorporation. All schedules and exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.9 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

8.10 Time is of the Essence. With regard to dates and time periods set forth herein, time is of the essence.

8.11 Waiver of Jury Trial. Each of the parties irrevocably waives any and all rights to trial by jury in any action or preceding between the parties arising out of this Agreement and the transactions contemplated hereby.

8.12 Assignment. No party hereto may assign any rights hereunder unless in writing signed by all parties hereto.

8.13 Consent to Jurisdiction; Venue. The parties hereby irrevocably consent to the exclusive jurisdiction and venue for any claims and proceedings pursuant to this Agreement and the transactions contemplated hereby in the state courts of the state of Florida located in Miami-Dade County and federal courts located in the Southern District of Florida.

8.14 Definitions.

(a) Defined Terms. As used herein, the terms set forth below shall have the following meanings:

(A) “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

(B) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(C) “Governmental Authority” means any international, supranational, national, provincial, regional, federal, state, municipal or local government, any instrumentality, subdivision, court, administrative or regulatory agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other Governmental Authority or quasi-governmental authority.

(D) “Knowledge” means, with respect to the Seller or the Owner, the actual knowledge (without a duty of inquiry) of Ryan L. Hanks or Carlos A. Burneo. There shall be no personal liability on the part of the individuals named above arising out of any representations or warranties made herein or otherwise.

(E) “Lien” means, with respect to any properties or assets, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, security interest, lien, tax lien, assessment, adverse claim, levy, charge, liability or encumbrance in respect of such properties or assets.

(F) “Material Adverse Effect” means a material adverse effect on the assets, business, financial condition or results of operation of the applicable party and its subsidiaries, taken as a whole or, if applicable, property.

(G) “Person” means any individual, partnership, limited partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or any federal, state, local or municipal court, legislature, executive or regulatory authority, agency or commission, or other Governmental Authority.

(H) “Property Information” means all relevant data and financial information with respect to the Property and the Owner provided (or made available) by the Seller to the REIT.

(b) Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
Additional Preferred Shares	1.2(c)
Adjustment Date	1.2(c)
Adjustment Preferred Shares	1.2(c)
Affiliate	8.14(a)(A)
Agreement	Preamble
Applicable Law	4.2(f)
BREF-Millenia	1.2(d)
BREF Liquidating Trust	1.2(d)
BUSF-Millenia	1.2(d)
Closing	3.1
Closing Date	3.1
Code	3.2(a)(C)
Common Stock	1.2(a)(B)
Consideration	1.2
Contracts	4.2(k)
Contributed Interests	Recitals
Contributed Interests Assignment	3.2(a)(A)
Default	3.1(h)
Developed Property	Recitals
Development Property	Recitals
Effective Date	Preamble
ERISA	8.14(a)(B)
Existing Loan	Recitals
Existing Loan Documents	Recitals
Governmental Authority	8.14(a)(C)
Improvements	Recitals
Increase in Value	1.2(b)(B)
Incurred Expenses	1.2(c)
Indemnified Party	7.2(a)
Initial Preferred Shares	1.2(b)(A)
Issued Common Shares	1.2(a)(B)
Issued Preferred Shares	1.2(c)
Issued Shares	1.2(c)
JV Partners	1.2(d)
Land	Recitals
Lease	Recitals
Lender	Recitals
Lien	8.14(a)(E)
Liquidating Trusts	1.2(d)
Loan Payoff Amount	1.2(a)(A)
Lock-up Period	1.2(d)
Losses	7.2(a)
Knowledge	8.14(a)(D)
MGCL	5.1(a)
Material Adverse Effect	8.14(a)(F)
New Lender	Recitals
Operating Partnership	Preamble
Owner	Recitals
Permit	Recital
Person	8.14(a)(G)
Permitted Exception	2.2

Term	Section
Personalty	Recitals
Preferred Stock	1.2(b)(A)
Property	Recitals
Property Information	8.14(a)(H)
REIT	Recitals
REIT Board	3.2(b)(C)
REIT Disclosure Schedule	4.1
Rent Roll	4.2(l)
Rule 3-14 Financials	5.2(a)
Securities Act	4.2(z)
Seller	Preamble
Seller’s Disclosure Schedule	4.2
Survey	2.1
Tenant Deposit	Recitals
Title Affidavits	2.3
Title Commitment	2.1
Title Company	2.1
TSPF Liquidating Trust	1.2(d)

(c) Any defined terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

[Signature Page Follows]

[Counterpart Signature Page to Contribution Agreement]

IN WITNESS WHEREOF, the undersigned have entered into this Contribution Agreement as of the Effective Date.

SELLER:

BREF/BUSF MILLENIA ASSOCIATES, LLC, a Delaware limited liability company

By:	BREF-Millenia, LLC, a managing member

By:	BCOM Investment Manager, LLLP, its manager

By:	BCOM Manager GP, Inc., its general partner

By:	/s/ Bert Lopez
Bert Lopez, Vice President

By:	BUSF-Millenia, LLC, a managing member

By:	BSF-TSC GP, LLC, its manager

By:	/s/ Bert Lopez
Bert Lopez, Vice President

[Counterpart Signature Page to Contribution Agreement]

IN WITNESS WHEREOF, the undersigned have entered into this Contribution Agreement as of the Effective Date.

REIT:

TRADE STREET RESIDENTIAL, INC., a Maryland corporation

By:	/s/ Bert Lopez
Name:	Bert Lopez
Title:	Chief Operating Officer and Chief Financial Officer

OPERATING PARTNERSHIP:

TRADE STREET OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Trade Street OP GP, LLC, its general partner

By:	Trade Street Residential, Inc., its sole member

By:	/s/ Bert Lopez
Name:	Bert Lopez
Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT A

Legal Description

LOTS 6 AND 7 OF MILLENIA UNIT I, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 44, PAGES 108 THROUGH 110, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

TOGETHER WITH, ALL EASEMENT RIGHTS AND PRIVILEGES INURING TO THE BENEFIT OF THE AFOREDESCRIBED LOTS 6 AND 7 CREATED BY THE FOLLOWING EASEMENTS:

1. MILLENIA DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED DECEMBER 18, 1998 IN OFFICIAL RECORDS BOOK 5641, PAGE 1790; AND AS AMENDED BY A FIRST AMENDMENT DATED OCTOBER 30, 2000 IN OFFICIAL RECORDS BOOK 6118, PAGE 3864, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

2. MILLENIA UNIT I DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED OCTOBER 30, 2000 IN OFFICIAL RECORDS BOOK 6118, PAGE 3870, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

3. UTILITY EASEMENT RECORDED MAY 30, 2001 IN OFFICIAL RECORDS BOOK 6268, PAGE 6610, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

4. MILLENIA UNIT I - LOT 5 DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS RECORDED OCTOBER 18, 2001 IN OFFICIAL RECORDS BOOK 6372, PAGE 5323, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

5. ACCESS EASEMENT AGREEMENT RECORDED DECEMBER 20, 2007 IN OFFICIAL RECORDS BOOK 9540, PAGE 4660, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

6. UNDERGROUND UTILITY EASEMENT RECORDED DECEMBER 21, 2007 IN OFFICIAL RECORDS BOOK 9542, PAGE 1711, PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

A-1

EXHIBIT B

Assignment and Assumption Agreement for Contributed Interests

This Assignment and Assumption Agreement for Contributed Interests (the “Assignment”) is made as of the 3rd day of December, 2012, by and between BREF/BUSF Millenia Associates, LLC, a Delaware limited liability company (“Assignor”), and Trade Street Operating Partnership, LP, a Delaware limited partnership (“Assignee”), in connection with that certain Contribution Agreement dated as of December 3, 2012, by and among Assignor, Assignee and Trade Street Residential, Inc., a Maryland corporation (the “REIT”) (the “Agreement”).

1.	Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer, convey and deliver the Contributed Interests to Assignee by conveying its one hundred percent (100%) membership interest in Millenia 700, LLC, a Florida limited liability company (the “Contributed Membership Interests”), free and clear of all Liens, encumbrances, security interests, prior assignments, and claims, except for the Existing Loan which shall remain in place though it is being assigned by Related UBC Opportunity Fund, LP to NXT Capital, LLC, as same may be amended as agreed to by Assignee, the REIT and Millenia 700, LLC, simultaneously with or after the Closing.

2.	Assumption. Assignee hereby accepts the foregoing assignment and hereby assumes, and agrees to perform, all the terms, covenants and conditions to be performed on the part of Assignor related to the Contributed Membership Interests, to the extent such obligations accrue from and after the Closing Date.

3.	Indemnity. Assignee agrees to indemnify, defend and hold Assignor harmless from and against any and all claims, damages, demands, causes of action, liabilities, judgments, losses, costs and expenses (including but not limited to reasonable attorneys’ fees) asserted against or incurred by Assignor caused by the failure of Assignee to perform any obligation under any of the Contributed Membership Interests, which obligation was assumed by Assignee hereunder, first arising on or after the Closing Date. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, damages, demands, causes of action, liabilities, judgments, losses, costs and expenses (including but not limited to reasonable attorneys’ fees) asserted against or incurred by Assignee caused by the failure of Assignor to perform any obligation under any of the Contributed Membership Interests, first arising prior to the Closing Date.

4.	Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

5.	Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of Florida.

6.	Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

[Signature Page to Follow]

B-1

[Counterpart Signature Page to Assignment and Assumption Agreement for Contributed Interests]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption Agreement for Contributed Interests as of the date first above written.

ASSIGNOR:

BREF/BUSF MILLENIA ASSOCIATES, LLC, a Delaware limited liability company

By:	BREF-Millenia, LLC, a managing member

By:	BCOM Investment Manager, LLLP, its manager

By:	BCOM Manager GP, Inc., its general partner

By:
Michael Baumann, its sole director

By:	BUSF-Millenia, LLC, a managing member

By:	BSF-TSC GP, LLC, its manager

By:
Michael Baumann, its manager

ASSIGNEE:

TRADE STREET OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Trade Street OP GP, LLC, its general partner

By:	Trade Street Residential, Inc., its sole member

By:
Name:	Bert Lopez
Title:	Chief Operating Officer and Chief Financial Officer

B-2

EXHIBIT C

Environmental Reports

1. Phase I Environmental Site Assessment by Nodarse & Associates, Inc. dated August 31, 2010.

2. Geotechnical Engineering Exploration and Evaluation by Nodarse & Associates, Inc. dated August 30, 2010.

C-1

EXHIBIT D

Contracts

All of the contracts listed in this Exhibit D have been provided to Bass Berry & Sims, PLC, legal counsel to the REIT and the Operating Partnership.

1. Easement and Right of Entry Agreement dated December 20, 2007 by and between Millenia 700 Land Trust, a Florida limited liability company and Bright House Networks, LLC.

2. First Amendment to Easement and Right of Entry Agreement dated August 13, 2012 by and between Bright House Networks, LLC and Millenia 700, LLC.

3. Advertising Agreement dated June 1, 2012 by and between Millenia 700, LLC and Apartment Guide.

4. Ad Insertion Agreement dated January 1, 2012 by and between Millenia 700, LLC and For Rent Media Solutions (Contract # OF0386)

5. Proposal Agreement executed April 26, 2012 by and between Firetronics, Inc. and Customer. The form does not specify the identity of the “Customer” though the proposal was submitted for Estates at Millenia. This Proposal Agreement was not executed by Firetronics.

6. Proposal Agreement dated March 1, 2012 and executed April 26, 2012 by and between Firetronics, Inc. and Customer. The form does not specify the identity of the “Customer” though the proposal was submitted for States at Millenia.

7. AT&T Connected Communities ® MDU Non Exclusive Marketing Contract dated September 21, 2011 by and between Millenia 700, LLC and BellSouth Telecommunications, Inc.

8. Service Agreement executed April 9, 2012 by and between Millenia 700, LLC and Valet Waste, LLC (not executed by Valet Waste).

9. Landscape Maintenance Proposal executed May 18, 2012 by and between The Estates at Millenia and Weber Environmental Services, Inc.

10. Service Agreement for Lighting Service executed on February 23, 2012 by Millenia 700, LLC by and between Millenia 700, LLC and Orlando Utilities Commission (not executed by Orlando Utilities Commission).

11. Compactor Lease executed on March 27, 2012 by The Estates at Millenia by and between The Estates at Millenia and Waste Management Inc. of Florida (not executed by Waste Management). This Lease is accompanied by a Roll Off Service Agreement.

D-1

EXHIBIT E

Rent Roll

See attached.

E-1

List of Schedules

REIT Disclosure Schedules

4.1(d) – Capitalization

4.1(f) – Litigation

Seller’s Disclosure Schedules – Not applicable.

List of Exhibits

Exhibit A – Legal Description

Exhibit B – Contributed Interests Assignment

Exhibit C – Environmental Reports

Exhibit D – Contracts

Exhibit E – Rent Roll